EXHIBIT 99
FOR IMMEDIATE RELEASE
DOLAN MEDIA COMPANY INCREASES MEMBERSHIP INTEREST IN AMERICAN PROCESSING COMPANY
MINNEAPOLIS — (BUSINESS WIRE) — December 3, 2007 — Dolan Media Company (NYSE: DM) said today that it had acquired an additional 11.32% membership interest in American Processing Company, LLC (APC), increasing its ownership to 88.68%.
Dolan Media’s wholly owned subsidiary, Dolan APC LLC, paid $15.6 million cash for the interests. The purchase was funded by internal cash and $7 million from its $150 million revolving credit facility.
The sellers were Trott & Trott, P.C. and Feiwell & Hannoy, P.C., which retain membership interests of 9.07% and 2.25%, respectively.
In its financial reporting, Dolan Media Company currently consolidates the operations, including revenues, of APC and records a minority interest adjustment for the percentage of earnings not owned by Dolan Media Company. With this purchase, the minority interest in net income of subsidiary charge Dolan Media Company incurs will be lower than the charge would have otherwise been because it will be required to make smaller earnings distributions to APC’s two minority owners in the future.
Dolan Media Company Chairman, President and Chief Executive Officer James P. Dolan said the purchases resulted from very friendly negotiations among partners. “We are very pleased to expand our ownership stake in the APC mortgage default processing business,” Dolan said. “We are fortunate to partner with both Trott & Trott and Feiwell & Hannoy, whose leadership in their sector of the legal profession ideally positions us to pursue continued growth and success.” He said he expects that the transaction would cause no operational or strategic changes in American Processing Company.
Dolan Media Company is a leading provider of business information and professional services to the legal, financial and real estate sectors in the United States. Its Professional Services Division provides specialized services to the legal profession through APC, a leading provider of mortgage default processing services to law firms. Its Counsel Press, LLC, unit is the nation’s largest provider of appellate services to the legal community. The Company’s Business Information Division produces business journals, court and commercial media and other publications, operates web sites and conducts a broad range of events for targeted professional audiences in each of the 20 geographic markets that it serves across the United States.
Safe Harbor Statement
This press release contains forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. The words “expect,” “believes,” “anticipates,” “estimates,” “continue,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause our actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. Please see “Risk Factors” contained in our final prospectus relating to our initial public offering filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, and available at the SEC’s website at www.sec.gov, for a description of the risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward looking statements. You should not place undue reliance on any forward-looking statements. Except as require by federal securities law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

CONTACT:	Dolan Media Company
Haug Scharnowski, Director Investor Relations
612-317-9420
haug.scharnowski@dolanmedia.com